Exhibit 10.14.2


                                SECOND AMENDMENT
                                     TO THE
                                ALBERTSON'S, INC.
                           EXECUTIVE ASRE MAKEUP PLAN


     This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS

     Whereas, the Corporation established the Albertson's Executive ASRE Makeup Plan effective September 26, 1999 (the Plan");

     Whereas, the Corporation, pursuant to Section 9.1 of the Plan, retained the right to amend the Plan and Section 9.1 provides that the Plan may be amended by the Administrative Committee of the Compensation Committee ("Committee") appointed by the Board of Directors of Albertson's, Inc. ("Board"), and the Board has granted the authority to amend the Plan to the Committee so long as such amendments do not materially alter benefits; and

     Whereas, the Committee has determined that it is advisable to amend the Plan.;

     Now therefore be it resolved that the Plan is amended as of December 1, 2001 in the following respects:

                                    AMENDMENT

1.   Section 1.14 shall be amended to read as follows:

     "Eligible Employee" means any employee of an Employer who (a) is a participant in ASRE, (b) (i) is a store director, a drug store general manager or a pharmacy manager or equivalent or (ii) is a non-store employee who is paid at Salary Grade 27 or above, and (c) satisfies such other criteria as may be established by the Committee. An employee shall cease to be an Eligible Employee if the employee does not receive Compensation for four (4) or more consecutive weeks. Notwithstanding the foregoing, no participant in the American Stores Company Supplemental Executive Retirement Plan shall be considered an Eligible Employee prior to January 1, 2000.

     In witness whereof, Albertson's, Inc. has caused this instrument to be executed by its officer, duly authorized by its Board of Directors, this 31st day of December, 2001.




                                              ALBERTSON'S, INC.



                                              By:  /s/ Paul G. Rowan
                                                   ----------------------
                                                   Paul G. Rowan
                                                   Group Vice President &
                                                   Acting General Counsel


























makeupamdt2.doc